                                                                     Exhibit 4.4

REGISTERED                                                          REGISTERED

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (1), (2), (3) OR (7) OF PARAGRAPH A OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR", IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $500,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR

12% Note (Exh. 4.4)

TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.6 AND 3.7 OF THE INDENTURE.

                           ICON HEALTH & FITNESS, INC.

                           12% Series A Note due 2005

No. 1                                                   CUSIP No: 44929HAC2

            ICON HEALTH & FITNESS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of Forty Four Million Two Hundred Eighty Two Thousand and 00/100 ($44,282,000), on September 27, 2005.

Interest Rate:                     12% per annum.

            Interest Payment       January 15 and July 15 of each year
            Dates:                 commencing January 15, 2000.

Regular Record Dates:              January 1 and July 1 of each year.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

12% Note (Exh. 4.4)

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date: September 27, 1999                   ICON HEALTH & FITNESS, INC.

Attested by:

                                           By:  __________________________
_______________________________                 Title:  President
Title: Secretary

This is one of the 12% Series A Notes due 2005 described in the within-mentioned Indenture.

Date of Authentication:             IBJ WHITEHALL BANK & TRUST COMPANY,
                                         as Trustee

September 27, 1999

                                    By:   ______________________
                                          Authorized Signatory

12% Note (Exh. 4.4)

                           [REVERSE SIDE OF SECURITY]

                           ICON HEALTH & FITNESS, INC.

                           12% Series A Note due 2005

1. Principal and Interest.

            The Company will pay the principal of this Security on September 27, 2005.

            The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of 12% per annum.

            Interest will be payable semiannually (to the owners of record (the "Holders") of the Securities (or any predecessor Securities) at the close of business on the January 1 or July 1 immediately preceding the Interest Payment
Date) on each Interest Payment Date, commencing January 15, 2000. In addition, as provided in the Exchange and Registration Rights Agreement dated September 27, 1999, liquidated damages may be required to be paid by the Company.

2. Method of Payment.

            The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each Interest Payment Date to the persons who are Holders (as reflected in the Security Register at the close of business on the Regular Record Dates immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after September 27, 2005.

            The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding date that is a Business Day and no interest shall accrue for the intervening period.

12% Note (Exh. 4.4)

3. Paying Agent and Registrar.

            Initially, IBJ Whitehall Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Restricted Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4. Indenture; Limitations.

            The Company issued the Securities under an Indenture dated as of September 27, 1999 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

            The Securities are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Securities to $44,282,000.

5. Subordination.

            The payment of the Securities will to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

6. Subsidiary Guarantee.

            The payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities are unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Subsidiary Guarantors.

7. Redemption.

            The Securities will be subject to redemption at any time after the Issue Date at the option of the Company, in whole but not in part, at the following redemption prices (expressed in percentages of principal amount thereof), plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date if redeemed during the 12 month period ending February 15 of each of the years set forth below:

12% Note (Exh. 4.4)

                                                    Redemption
                            Year                      Price
                          --------                  ---------

                  Issue Date through 2001              101%

                            2002                       102%

                            2003                       104%

                            2004                       102%

                            2005                       101%

                         Thereafter                    100%

            Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Security Register. On and after the Redemption Date, interest ceases to accrue on Securities, unless the Company defaults in the payment of the Redemption Price.

7. Repurchase upon a Change in Control and Asset Sales.

            Upon the occurrence of (a) a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a purchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase or (b) certain Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

8. Denominations; Transfer; Exchange.

            The Securities are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9. Persons Deemed Owners.

            A Holder may be treated as the owner of a Security for all purposes.

10. Unclaimed Money.

            If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the

12% Note (Exh. 4.4)

Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.

            If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

12. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

13. Restrictive Covenants.

            The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) Transactions with Affiliates;
(iv) Liens; (v) Change of Control; (vi) Asset Sales; (vii) Guarantees by Restricted Subsidiaries; (viii) Dividends and Other Payment Restrictions Affecting Subsidiaries; (ix) Sale and Leaseback Transactions; (x) Designation of Unrestricted Subsidiaries; (xi) Incurrence of Other Senior Indebtedness; and (xii) Additional Subsidiary Guarantees. Within 120 days after the end of each fiscal year and within 45 days after each fiscal quarter, the Company must report to the Trustee on compliance with the Indenture.

14. Successor Persons.

            When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

12% Note (Exh. 4.4)

15. Remedies for Events of Default.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

16. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17. Authentication.

            This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

18. Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Icon Health & Fitness, Inc., 1500 South 1000 West, Logan, Utah 84321, Attention: President.

12% Note (Exh. 4.4)

            FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
---------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably

--------------------------------------------------------------------------------
constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

            In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                    Check One

  [ ](a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

  [ ](b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.7 of the Indenture shall have been satisfied.

12% Note (Exh. 4.4)


Date: __________________

                                          -------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within-mentioned instrument in every
                                          particular, without alteration or any
                                          change whatsoever.

Signature Guarantee: ____________________________________________
                     Participant in a Recognized Signature
                     Guaranty Medallion Program

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________             _________________________________
                                    NOTICE:  To be executed by an
                                             executive officer

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12% Note (Exh. 4.4)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Company pursuant to Section 10.15 or Section 10.17 of the Indenture, check the Box: [ ].

            If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.15 or Section 10.17 of the Indenture, state the amount (in principal amount at maturity) below:

                    $____________________.

Date: ________________

Your Signature: _________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: _____________________________
                     Participant in a Recognized Signature
                     Guaranty Medallion Program

                              12% Note (Exh. 4.4)